Exhibit 99.1

Battalion Oil Corporation Announces Third Quarter 2021 Results and Updates to 2021 Capital Expenditures Guidance

HOUSTON, TEXAS – November 8, 2021 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced results of operations for the third quarter 2021 and provided an update on 2021 guidance for capital expenditures.

Highlights

●	Reported average daily production of 17,728 Boepd during third quarter 2021, a 14% increase over second quarter 2021, due largely to facility upgrades at Monument Draw and reduced well downtime
●	Adjusted EBITDA of $23.0 million, a 63% increase over second quarter 2021
●	Strong organic deleveraging, reducing net debt by >$10 million during the quarter
●	Increasing 2021 guidance for total capital expenditures; anticipate spudding first well of 2022 capital program in December 2021

Management Comments

Richard Little, the Company’s CEO, commented, “The third quarter of 2021 was an exceptional quarter for Battalion as we reported quarter-over-quarter production growth despite the completion of our 2021 capital program in the first half of the year. Our team put a significant amount of effort into facility upgrades in the first half of 2021, and it’s that improved flow assurance and reduced downtime that allowed us to maintain robust production through the quarter. Those strong operational results allowed us to take advantage of an improving commodity price environment as we generated substantial free cash flow and meaningfully paid down debt.”

Mr. Little continued, “As we enter the last quarter of 2021, our focus is clear: continue to optimize our operations as we prepare to accelerate activity in 2022 and beyond. On the production front, our field team remains diligent in their efforts to improve flow assurance and manage operating expenses despite a rising service cost environment. On the development side, as we work to finalize our 2022 capital program, we are taking important steps to mitigate cost increases by advance purchasing materials and protecting our cash flows through increased hedging activity. Additionally, we recently secured a rig contract as we aim to accelerate our 2022 capital program by spudding in December. As such, we have increased our 2021 capex guidance by $5 million.”

Mr. Little continued, “We are proud of our recent results, and our goal is to build on this momentum as we move forward.”

Results of Operations

Average daily net production and total operating revenue during the third quarter 2021 were 17,728 barrels of oil equivalent per day (“Boepd”) (53% oil) and $80.8 million, respectively, as compared to production and revenue of 17,076 Boepd (56% oil) and $39.8 million, respectively, during the third quarter 2020. The increase in revenues in the third quarter of 2021 as compared to the third quarter 2020 is primarily attributable to an approximate $24.25 per Boe increase in average realized prices (excluding the impact of hedges).

Excluding the impact of hedges, Battalion realized 98% of the average NYMEX oil price during the third quarter of 2021. Realized hedge losses totaled approximately $22.4 million during the third quarter 2021.

Lease operating and workover expense was $7.95 per Boe in the third quarter of 2021 and $7.00 per Boe in the third quarter of 2020. Adjusted G&A was $2.11 per Boe in the third quarter of 2021 compared to $2.09 per Boe in the third quarter of 2020 (see Selected Operating Data table for additional information).

The Company reported net income to common stockholders for the third quarter of 2021 of $13.1 million and net income per basic and diluted share of $0.80 and $0.79, respectively. After adjusting for selected items, the Company reported net income to common stockholders for the third quarter of 2021 of $9.7 million, or $0.60 per basic share and $0.59 per diluted share (see Selected Item Review and Reconciliation for additional information). Adjusted EBITDA during the quarter ended September 30, 2021, was $23.0 million as compared to $14.6 million during the quarter ended September 30, 2020 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of September 30, 2021, Battalion had $155.0 million of borrowings and $2.0 million of outstanding letters of credit issued under the Senior Revolving Credit Facility resulting in unused borrowing capacity of $18.0 million based on a borrowing base of $175.0 million. Total liquidity at September 30, 2021, inclusive of $1.9 million of cash and cash equivalents, was $19.9 million.

In September 2021, the Company entered into the Fifth Amendment to its Senior Secured Revolving Credit Agreement which, among other things, modified the limits on swap agreements. Additionally, redeterminations of the borrowing base occur semi-annually on May 1 and November 1, with the lenders and the Company each having the right to one interim unscheduled redetermination between any two consecutive semi-annual redeterminations. The lenders have agreed to postpone the fall redetermination until December 2021.

Paycheck Protection Program Loan

Effective August 13, 2021, the principal amount of the Company’s Paycheck Protection Program Loan was reduced to approximately $0.2 million by the Small Business Administration and the Company recorded a gain on the extinguishment of the forgiven portion of the PPP Loan and related accrued interest of $2.1 million. The gain is presented in “Gain (loss) on extinguishment of debt” in the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2021.

2021 Guidance

Total capital expenditures guidance has been increased to $45.0 to $55.0 million as Battalion anticipates spudding the first well of its 2022 capital program in December 2021.

Hedging Update

As of November 8, 2021, Battalion had 7,837 barrels per day (Bbl/d) of oil hedged for the fourth quarter of 2021 at an average price of $43.96 per barrel. Battalion also had basis and roll swaps in place for 7,837 Bbl/d in the fourth quarter of 2021 at ($0.25) per barrel and ($0.39) per barrel, respectively.

As of November 8, 2021, Battalion had 11,391 million British thermal units per day (MMBtu/d) of natural gas hedged for the fourth quarter of 2021 at an average price of $2.71 per MMBtu. The

Company also had WAHA basis differential swaps in place for 11,391 MMBtu/d for the fourth quarter of 2021 at an average swap price of ($0.24) per MMBtu/d.

The Company has also entered into a significant amount of crude oil and natural gas hedges for 2022 – 2025 during the fourth quarter 2021, details of which may be found in our recently filed Quarterly Report on Form 10-Q.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, November 9, 2021, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial +1 334-323-0501 or 800-353-6461 (toll free) a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 2692329. The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Manager, Finance

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$60,023	$33,638	$153,228	$91,313
Natural gas	9,435	1,912	23,839	3,102
Natural gas liquids	11,046	3,896	22,806	10,086
Total oil, natural gas and natural gas liquids sales	80,504	39,446	199,873	104,501
Other	312	384	827	1,222
Total operating revenues	80,816	39,830	200,700	105,723

Operating expenses:
Production:
Lease operating	11,979	10,091	31,615	32,880
Workover and other	990	905	2,317	2,767
Taxes other than income	3,082	2,722	9,186	7,130
Gathering and other	15,934	13,500	43,436	39,275
Restructuring	—	—	—	2,580
General and administrative	4,491	4,111	13,349	13,237
Depletion, depreciation and accretion	10,885	15,755	32,729	48,167
Full cost ceiling impairment	—	128,336	—	188,443
Total operating expenses	47,361	175,420	132,632	334,479
Income (loss) from operations	33,455	(135,590)	68,068	(228,756)

Other income (expenses):
Net gain (loss) on derivative contracts	(20,571)	(15,843)	(119,371)	67,695
Interest expense and other	(1,900)	(1,692)	(5,017)	(4,889)
Gain (loss) on extinguishment of debt	2,068	—	2,068	—
Total other income (expenses)	(20,403)	(17,535)	(122,320)	62,806
Income (loss) before income taxes	13,052	(153,125)	(54,252)	(165,950)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$13,052	$(153,125)	$(54,252)	$(165,950)

Net income (loss) per share of common stock:
Basic	$0.80	$(9.45)	$(3.34)	$(10.24)
Diluted	$0.79	$(9.45)	$(3.34)	$(10.24)
Weighted average common shares outstanding:
Basic	16,270	16,204	16,257	16,204
Diluted	16,428	16,204	16,257	16,204

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$1,868	$4,295
Accounts receivable, net	40,162	32,242
Assets from derivative contracts	813	8,559
Prepaids and other	1,195	2,740
Total current assets	44,038	47,836
Oil and natural gas properties (full cost method):
Evaluated	550,522	509,274
Unevaluated	76,136	75,494
Gross oil and natural gas properties	626,658	584,768
Less - accumulated depletion	(327,233)	(295,163)
Net oil and natural gas properties	299,425	289,605
Other operating property and equipment:
Other operating property and equipment	3,106	3,535
Less - accumulated depreciation	(1,012)	(1,149)
Net other operating property and equipment	2,094	2,386
Other noncurrent assets:
Assets from derivative contracts	110	4,009
Operating lease right of use assets	811	310
Other assets	2,737	2,351
Total assets	$349,215	$346,497

Current liabilities:
Accounts payable and accrued liabilities	$60,403	$58,928
Liabilities from derivative contracts	74,287	22,125
Current portion of long-term debt	149	1,720
Operating lease liabilities	365	403
Total current liabilities	135,204	83,176
Long-term debt	155,000	158,489
Other noncurrent liabilities:
Liabilities from derivative contracts	9,536	4,291
Asset retirement obligations	11,786	10,583
Operating lease liabilities	446	—
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,273,913 and 16,203,979 shares issued and outstanding as of
September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	331,660	330,123
Retained earnings (accumulated deficit)	(294,419)	(240,167)
Total stockholders' equity	37,243	89,958
Total liabilities and stockholders' equity	$349,215	$346,497

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$13,052	$(153,125)	$(54,252)	$(165,950)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	10,885	15,755	32,729	48,167
Full cost ceiling impairment	—	128,336	—	188,443
Stock-based compensation, net	481	620	1,560	1,793
Unrealized loss (gain) on derivative contracts	(1,816)	21,128	69,053	(24,029)
Reorganization items, net	—	(717)	—	(6,440)
Loss (gain) on extinguishment of debt	(2,068)	—	(2,068)	—
Accrued settlements on derivative contracts	(203)	125	6,769	474
Other income (expense)	58	(184)	(229)	280
Cash flows from operations before changes in working capital	20,389	11,938	53,562	42,738
Changes in working capital	(2,357)	(7,164)	(6,430)	5,140
Net cash provided by (used in) operating activities	18,032	4,774	47,132	47,878

Cash flows from investing activities:
Oil and natural gas capital expenditures	(9,611)	(5,319)	(47,204)	(96,483)
Proceeds received from sale of oil and natural gas properties	21	3,000	947	3,500
Funds held in escrow and other	11	(29)	9	480
Net cash provided by (used in) investing activities	(9,579)	(2,348)	(46,248)	(92,503)

Cash flows from financing activities:
Proceeds from borrowings	63,000	38,000	145,000	119,209
Repayments of borrowings	(71,021)	(39,000)	(148,021)	(83,000)
Other	(22)	—	(290)	(32)
Net cash provided by (used in) financing activities	(8,043)	(1,000)	(3,311)	36,177

Net increase (decrease) in cash and cash equivalents	410	1,426	(2,427)	(8,448)

Cash and cash equivalents at beginning of period	1,458	401	4,295	10,275
Cash and cash equivalents at end of period	$1,868	$1,827	$1,868	$1,827

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Production volumes:
Crude oil (MBbls)	872	877	2,396	2,589
Natural gas (MMcf)	2,589	2,266	6,777	6,437
Natural gas liquids (MBbls)	327	316	812	917
Total (MBoe)	1,631	1,571	4,338	4,579
Average daily production (Boe/d)	17,728	17,076	15,890	16,712

Average prices:
Crude oil (per Bbl)	$68.83	$38.36	$63.95	$35.27
Natural gas (per Mcf)	3.64	0.84	3.52	0.48
Natural gas liquids (per Bbl)	33.78	12.33	28.09	11.00
Total per Boe	49.36	25.11	46.07	22.82

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(24.19)	$5.33	$(20.33)	$15.96
Natural gas (per Mcf)	(0.50)	0.27	(0.24)	0.37
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(13.73)	3.36	(11.60)	9.54

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$44.64	$43.69	$43.62	$51.23
Natural gas (per Mcf)	3.14	1.11	3.28	0.85
Natural gas liquids (per Bbl)	33.78	12.33	28.09	11.00
Total per Boe	35.63	28.47	34.47	32.36

Average cost per Boe:
Production:
Lease operating	$7.34	$6.42	$7.29	$7.18
Workover and other	0.61	0.58	0.53	0.60
Taxes other than income	1.89	1.73	2.12	1.56
Gathering and other, as adjusted (1)	9.77	8.59	10.01	7.83
Restructuring	—	—	—	0.56
General and administrative, as adjusted (1)	2.11	2.09	2.64	2.09
Depletion	6.57	9.76	7.39	10.25

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.75	$2.61	$3.08	$2.89
Stock-based compensation:
Non-cash	(0.29)	(0.39)	(0.36)	(0.39)
Non-recurring professional fees and other:
Cash	(0.35)	(0.13)	(0.08)	(0.41)
General and administrative, as adjusted(2)	$2.11	$2.09	$2.64	$2.09

Gathering and other, as reported	$9.77	$8.59	$10.01	$8.58
Rig termination and stacking charges and other	—	—	—	(0.75)
Gathering and other, as adjusted(3)	$9.77	$8.59	$10.01	$7.83

Total operating costs, as reported	$22.36	$19.93	$23.03	$20.81
Total adjusting items	(0.64)	(0.52)	(0.44)	(1.55)
Total operating costs, as adjusted(4)	$21.72	$19.41	$22.59	$19.26

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring professional fees and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges and other costs. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.
(4)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
As Reported:
Net income (loss), as reported	$13,052	$(153,125)	$(54,252)	$(165,950)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(7,416)	$19,354	$58,986	$(26,201)
Natural gas	5,600	1,774	10,067	2,172
Total mark-to-market non-cash charge	(1,816)	21,128	69,053	(24,029)
Full cost ceiling impairment	—	128,336	—	188,443
Loss (gain) on extinguishment of debt	(2,068)	—	(2,068)	—
Restructuring	—	—	—	2,580
Rig termination and stacking charges	—	—	—	3,383
Non-recurring professional fees and other	568	210	347	1,944
Selected items, before income taxes	(3,316)	149,674	67,332	172,321
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(3,316)	149,674	67,332	172,321

As Adjusted:
Net income (loss), excluding selected items (1)(2)	$9,736	$(3,451)	$13,080	$6,371

Basic net income (loss) per common share, as reported	$0.80	$(9.45)	$(3.34)	$(10.24)
Impact of selected items	(0.20)	9.24	4.14	10.63
Basic net income (loss) per common share, excluding selected items (1)(2)	$0.60	$(0.21)	$0.80	$0.39

Diluted net income (loss) per common share, as reported	$0.79	$(9.45)	$(3.34)	$(10.24)
Impact of selected items	(0.20)	9.24	4.14	10.63
Diluted net income (loss) per common share, excluding selected items (1)(2)(3)	$0.59	$(0.21)	$0.80	$0.39

Net cash provided by (used in) operating activities	$18,032	$4,774	$47,132	$47,878
Changes in working capital	2,357	7,164	6,430	(5,140)
Cash flows from operations before changes in working capital	20,389	11,938	53,562	42,738
Cash components of selected items	771	802	(6,422)	13,423
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)(2)	$21,160	$12,740	$47,140	$56,161

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	For the three and nine months ended September 30, 2020, net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital include approximately $6.6 million and $22.9 million, respectively, of net proceeds from hedge monetizations that occurred during the periods.
(3)	The impact of selected items for the three months ended September 30, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the nine months ended September 30, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income (loss), as reported	$13,052	$(153,125)	$(54,252)	$(165,950)
Impact of adjusting items:
Interest expense	1,904	1,964	5,238	5,520
Depletion, depreciation and accretion	10,885	15,755	32,729	48,167
Full cost ceiling impairment	—	128,336	—	188,443
Stock-based compensation	481	620	1,560	1,793
Interest income	(3)	(273)	(212)	(602)
Restructuring	—	—	—	2,580
Loss (gain) on extinguishment of debt	(2,068)	—	(2,068)	—
(Gain) loss on sale of other assets	(9)	—	(15)	52
Unrealized loss (gain) on derivatives contracts	(1,816)	21,128	69,053	(24,029)
Rig termination and stacking charges	—	—	—	3,383
Non-recurring professional fees and other	568	210	347	1,944
Adjusted EBITDA(1)(2)	$22,994	$14,615	$52,380	$61,301

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	Adjusted EBITDA for the three and nine months ended September 30, 2020 includes approximately $6.6 million and $22.9 million, respectively, of net proceeds from hedge monetizations that occurred during the period.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Net income (loss), as reported	$13,052	$(33,929)	$(33,375)	$(63,757)
Impact of adjusting items:
Interest expense	1,904	1,838	1,496	1,853
Depletion, depreciation and accretion	10,885	11,249	10,595	13,886
Full cost ceiling impairment	—	—	—	26,702
Stock-based compensation	481	485	594	785
Interest income	(3)	(84)	(125)	(171)
Loss (gain) on extinguishment of debt	(2,068)	—	—	—
(Gain) loss on sale of other assets	(9)	(2)	(4)	—
Unrealized loss (gain) on derivatives contracts	(1,816)	34,817	36,052	30,172
Non-recurring professional fees and other	568	(273)	52	(658)
Adjusted EBITDA(1)	$22,994	$14,101	$15,285	$8,812

Adjusted LTM EBITDA(1)	$61,192

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019(1)

Net income (loss), as reported	$(153,125)	$(127,316)	$114,491	$(125,826)
Impact of adjusting items:
Interest expense	1,964	1,842	1,714	1,430
Depletion, depreciation and accretion	15,755	14,382	18,030	19,996
Full cost ceiling impairment	128,336	60,107	—	—
Stock-based compensation	620	786	387	—
Interest income	(273)	(232)	(97)	(128)
Reorganization items, net	—	—	—	118,664
Restructuring	—	2,162	418	1,175
(Gain) loss on sale of other assets	—	52	—	(6)
(Gain) loss on sale of Water Assets	—	—	—	(506)
Unrealized loss (gain) on derivatives contracts	21,128	67,221	(112,378)	18,681
Rig termination and stacking charges	—	3,383	—	—
Non-recurring professional fees and other	210	828	906	(901)
Adjusted EBITDA(2)(3)	$14,615	$23,215	$23,471	$32,579

Adjusted LTM EBITDA(1)(2)(3)	$93,880

(1)	For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for Adjusted EBITDA for the three months ended December 31, 2019 and the Adjusted LTM EBITDA as of September 30, 2020. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provides meaningful information about Adjusted LTM EBITDA that assists a reader in understanding the Company’s financial results for the applicable periods.
(2)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	Adjusted EBITDA for the three months ended September 30,2020 and June 30,2020 includes approximately $6.6 million and $16.4 million of net proceeds, respectively, from hedge monetizations that occurred during the period.